EXHIBIT 10.13

LAMBERT’S COVE ACQUISITION CORPORATION
817 West Peachtree, Suite 550
Atlanta, GA 30308

March 11, 2008

Lambert’s Cove Holdings, LLC
817 West Peachtree, Suite 550
Atlanta, GA 30308

RE: Securities Subscription Agreement

Dear Mr. Levy:

We are pleased to accept the offer Lambert’s Cove Holdings, LLC (the “Subscriber”) has made to purchase 2,875,000 units (the “Units”), each unit consisting of one share of common stock, $0.0001 par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at a purchase price of $7.50 (the “Warrants”). Up to 375,000 of the Units (including the underlying shares of Common Stock and Warrants) are subject to complete or partial forfeiture (the “Forfeiture”) by you if the underwriters of the initial public offering of Lambert’s Cove Acquisition Corporation, a Delaware corporation (the “Company”), do not fully exercise their over-allotment option. The terms on which the Company is willing to sell the Units to the Subscriber, and the Company and the Subscriber’s agreements regarding such Units, are as follows:

1.  Purchase of Units. For the aggregate sum of $25,000.00 (the “Purchase Price”), which the Company acknowledges receiving in cash, and subject to the Forfeiture, the Company hereby sells and issues the Units to the Subscriber, and the Subscriber hereby purchases the Units from the Company, on the terms and subject to the Forfeiture and other conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company is delivering to the Subscriber certificates registered in the Subscriber’s name representing the Units, shares of Common Stock and Warrants, receipt of which the Subscriber hereby acknowledges.

2. Representations and Warranties of the Company. To induce the Subscriber to purchase the Units from the Company, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2 Authorization; No Breach.

(a) The execution and delivery of this Agreement, and performance of this Agreement have been duly authorized by the Company as of the date hereof. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) The execution and delivery by the Company of this Agreement, and the sale and issuance of the Units, the underlying shares of Common Stock and Warrants and the shares of Common Stock issuable upon exercise of the Warrantrs (collectively, the “Securities”) and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the date hereof (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

2.3. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and of the Warrant Agreement related to the Warrants the Securities will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

3. The Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

3.1. No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the offering of the Securities or the fairness or suitability of the investment in the Securities by the Subscriber nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.2. Experience, Financial Capability and Suitability. The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Subscriber is aware its investment in the Company is a speculative investment that has limited liquidity, because there may never be an established market for the Company’s securities. The Subscriber has the financial capability for making the investment and the investment is a suitable one for the Subscriber. The Subscriber can, without impairing its financial condition, hold the Securities for an indefinite period of time and can afford a complete loss of the investment. The Subscriber acknowledges that the Company has urged the Subscriber to seek independent advice from professional advisors relating to the suitability of an investment in the Company and in connection with this Agreement, and that the Subscriber has sought and received such independent professional advice with respect to such investment and this Agreement or, after careful consideration, the Subscriber has determined to waive its right to seek and/or receive such independent professional advice.

3.3. Access to Information. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained.

3.4. Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law; and, accordingly, such securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore may not be offered, pledged or sold by the Subscriber, directly or indirectly, in the United States without registration under United States federal and state securities laws and Subscriber understands the certificates representing such Securities will contain a legend in respect of such restrictions. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

3.5. Restrictions on Transfer. Subscriber acknowledges and understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Securities have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any available other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an available exemption from registration, the Subscriber agrees that it will not resell the Securities. Subscriber explicitly understands and acknowledges that the Securities and Exchange Commission (the “SEC”) has taken the position the Subscriber would be considered a promoter under the Securities Act and that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 promulgated under the Securities Act will not be available to the Subscriber for the resale of the Securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

3.6 Pro-rata Forfeiture. Subscriber hereby acknowledges and understands that the 375,000 of the 2,875,000 Units being offered herein are subject to partial or complete forfeiture in the event that the underwriters’ over-allotment option is not exercised, either partially or fully, as set forth in Section 4.4 herein.

4. Forfeiture of Securities; Escrow of Securities.

4.1. Failure to Consummate Business Combination. All of the Securities initially shall be subject to forfeiture to the Company in accordance with this Section 4. The Securities shall be forfeited to the Company in the event the Company does not consummate a business combination (“Business Combination”), as such term is defined in the Company’s registration statement on Form S-1, as amended, under the Securities Act (the “Registration Statement”), with respect to the Company’s initial public offering (the “IPO”) of its securities, within 24 months (or 36 months in the event the Company has entered into a definitive agreement with respect to a Business Consummation and the stockholders have approved an extension ( the “Extension”) for the purpose of consummating a Business Combination) from the date of the final prospectus related to the IPO.

4.2. Termination of Rights. If the Securities are forfeited in accordance with this Section 4, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such Securities, and the Company shall take such action as is appropriate to cancel such Securities. In addition, the Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing.

4.3. Escrow. Upon the date of the final prospectus related to the IPO, the Subscriber, and its designees, shall enter into a securities escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company (the “Escrow Agent”), whereby the Securities shall be held in escrow and will not be released until one year after the consummation of the Company’s initial Business Combination, unless the over-allotment option is not exercised in full or in part in order to have up to 375,000 Units forfeited pursuant to Section 4.4 or unless the Company were to engage in a transaction subsequent to such Business Combination that results in all of the Company’s stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

4.4 Pro-rata Forfeiture. If the underwriters of the IPO fail to exercise any portion or all of the over-allotment option granted to them within 30 days of the date of the final prospectus related to the IPO, then Subscriber shall automatically forfeit up to 375,000 Units (including the underlying shares of Common Stock and Warrants) purchased hereunder, such that Subscriber shall, in the aggregate, beneficially own no greater than 20% of the Units of the Company issued and outstanding pursuant to this Agreement and the Company’s IPO.

5.    Waiver of Liquidation Distributions; Redemption Rights. In connection with the Securities purchased pursuant to this Agreement and any other Company securities purchased on a private placement basis, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account (“Trust Account”), as such term is defined in the Registration Statement, in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination. For purposes of clarity, in the event the Subscriber purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will Subscriber have the right to redeem any shares of Common Stock underlying the Units or shares of Common Stock issuable upon exercise of the Warrants into funds held in the Trust Account with the Escrow Agent upon either the approval of the Extension or the successful completion of a Business Combination.

6. Restrictions on Transfer.

6.1 Securities Law Restrictions. In addition to the restrictions contained in the Escrow Agreement, Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

6.2 Restrictive Legends. All certificates representing the Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

SECURITIES EVIDENCED BY THIS CERTIFICATE WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES ESCROW AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT).”

6.3. Additional Securities or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding capital stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities subject to this Section 6 or into which such Securities thereby become convertible shall immediately be subject to this Section 6 and Section 4.3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 6 and Section 4.3.

7. Other Agreements.

7.1. Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

7.2 No Obligation as to Employment. The Company is not by reason of this Agreement obligated to employ, or continue to employ, the Subscriber in any capacity.

7.3. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the first page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the (5th) business day following the day such mailing is made.

7.4. Entire Agreement. This Agreement, together with that certain letter agreement between Subscriber and the Company, substantially in the form filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

7.5. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

7.6. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

7.7. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

7.8. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

7.9. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of State of New York, without giving effect to the conflict of law principles thereof.

7.10. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

7.11. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.12. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

7.13. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on their behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

7.14. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.15. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(Signature page to follow)

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

Very truly yours,

LAMBERT’S COVE ACQUISITION CORPORATION

	By:	/s/ Jeffrey C. Levy
Name: Jeffrey C. Levy
Title: Chief Executive Officer

Accepted and agreed this
11th day of March, 2008

LAMBERT’S COVE HOLDINGS, LLC

/s/ Jeffrey C. Levy
By: Jeffrey C. Levy
Title: Co-Managing Member